UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 6, 2018

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Fl New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 6, 2018, Paul Keenan, an independent member of the Board of Directors (the “Board”) of Chimera Investment Corporation (the “Company”), notified the Company that he will not stand for re-election at the Company’s 2018 Annual Meeting of Shareholders.  His term ends on the day of the Company’s 2018 Annual Meeting of Shareholders.  Mr. Keenan has not advised the Company of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.  The Board thanks Mr. Keenan for his many years of service and his contributions to the Company.

(d) On March 6, 2018, the Board increased the number of directors who constitute the Board from eight to nine and appointed Debra W. Still as an independent director of the Board, effective immediately. Ms. Still was elected to a term that continues until the Company’s 2018 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Still, 65, has nearly four decades of experience in real estate finance and since 2010 has served as President and Chief Executive Officer of Pulte Financial Services, which includes the mortgage lending, title and insurance operations of PulteGroup, Inc. (NYSE:PHM).

In addition to Pulte Financial Services, Ms. Still is also President of Pulte Mortgage, LLC, a nationwide lender headquartered in Englewood, Colorado.   Ms. Still began her career with Pulte Mortgage, LLC in 1983 where she served in various executive capacities, including Chief Operating Officer, prior to being named President in 2004.

Ms. Still served as the 2013 Chairman of the Mortgage Bankers Association and is currently a member of the association’s Board of Directors, a member of MBA’s Consumer Affairs Advisory Council and Chairman of the MBA’s Opens Doors Foundation.  Ms. Still was awarded MBA’s Andrew D. Woodward Distinguished Service Award in 2014.

Ms. Still is a graduate of Ithaca College, Ithaca, N.Y., with a Bachelor of Science degree and has completed graduate work in Finance at George Washington University, Washington, D.C

Ms. Still will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders dated April 17, 2017.

Ms. Still has entered into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Report on Form 10-Q filed on November 5, 2015.  There are no other arrangements or understandings between the appointee and any other person pursuant to which she was appointed.  There are also no family relationships between the appointee and any director or executive officer of the Company and the appointee does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Still to the Board of Directors of Chimera Investment Corporation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated March 6, 2018, issued by Chimera Investment Corporation (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	March 6, 2018